Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AND EXCHANGE ACT RULE 13a-14(b)

        In connection with the accompanying Form 10-Q (the “Report”) of Express Scripts, Inc. (the “Company”) for the period ended June 30, 2003, I, Barrett A. Toan, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002,and Exchange Act Rule 13a-14(b) that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BY: /s/ Barrett A. Toan Barrett A. Toan Chairman of the Board and Chief Executive Officer Express Scripts, Inc.

Date:        August 14, 2003